UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2005

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2005, Openwave Systems Inc. (“Openwave”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch & Co., Lehman Brothers, Inc., JP Morgan Securities, Inc. and Thomas Weisel Partners LLC (collectively, the “Underwriters”). The Underwriting Agreement provides for the sale of 15,600,000 shares of Openwave common stock to the Underwriters at $16.35 per share. Openwave also granted the Underwriters an option to purchase up to 2,340,000 additional shares solely to cover over-allotments, if any. These shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, in connection with an offering pursuant to Openwave’s shelf registration statement on Form S-3 (Registration No. 333-130042).

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement dated December 7, 2005 among Openwave Systems Inc. and Merrill Lynch & Co., Lehman Brothers, Inc., JP Morgan Securities, Inc. and Thomas Weisel Partners LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Douglas Solomon
Name:	Douglas Solomon
Title:	Vice President, Legal and Corporate Affairs, and Assistant Secretary

Date: December 8, 2005

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement dated December 7, 2005 among Openwave Systems Inc. and Merrill Lynch & Co., Lehman Brothers, Inc., JP Morgan Securities, Inc. and Thomas Weisel Partners LLC.